EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR SHAREHOLDER AGREEMENT

This Assignment and Assumption Agreement, dated August 9, 2011 (this “Agreement”), is made by and among GENWORTH MI CANADA INC., a corporation existing under the laws of Canada (“Genworth Canada”), GENWORTH FINANCIAL, INC., a corporation existing under the laws of the State of Delaware (“Genworth Financial”), BROOKFIELD LIFE ASSURANCE COMPANY LIMITED, a corporation existing under the laws of Bermuda (“Brookfield”), GENWORTH MORTGAGE HOLDINGS, LLC, a limited liability company existing under the laws of the State of North Carolina (“GNW Mortgage Holdings”), and GENWORTH MORTGAGE INSURANCE CORPORATION, a corporation existing under the laws of the State of North Carolina (“GMICO”).

RECITALS

A.	Genworth Canada, Genworth Financial and Brookfield are parties to a Shareholder Agreement dated July 7, 2009 (the “Shareholder Agreement”).

B.	Pursuant to an assignment and assumption agreement dated August 8, 2011, GNW Mortgage Holdings became a party to the Shareholder Agreement.

C.	Pursuant to Section 7.06 of the Shareholder Agreement, any member of the Genworth Financial Group may assign the Shareholder Agreement to any other member of the Genworth Financial Group to whom Common Shares of Genworth Canada are transferred and who agrees to become party to and be bound by the Shareholder Agreement and Genworth Canada consents and agrees to the assignment.

D.	Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) dated August 9, 2011 between Brookfield, GNW Mortgage Holdings and GMICO, on the date hereof, (i) GMICO issued 952.781993 common shares of GMICO to GNW Mortgage Holdings, valued at approximately US $229,915,330, in exchange for 10,430,793 Common Shares of Genworth Canada held by GNW Mortgage Holdings, and (ii) GMICO issued 372.965057 common shares of GMICO to Brookfield, valued at approximately US $90 million, in exchange for 4,083,118 Common Shares of Genworth Canada held by Brookfield.

E.	Each of GNW Mortgage Holdings and Brookfield wish to assign its rights and obligations under the Shareholder Agreement to GMICO in respect of the Common Shares transferred to GMICO pursuant to the Exchange Agreement pursuant to Section 7.06 of the Shareholder Agreement.

F.	GMICO wishes to become a party to, and become bound by, the Shareholder Agreement.

G.	Capitalized terms not defined herein (including the Recitals hereto) have the meaning assigned thereto in the Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Assignment of Shareholder Agreement. Pursuant to Section 7.06 of the Shareholder Agreement, and in each case solely in respect of Common Shares transferred by it, (a) Brookfield hereby assigns its rights and obligations under the Shareholder Agreement to GMICO (whereupon GMICO becomes an Applicable GNW Shareholder in respect of such Common Shares), and

(b) GNW Mortgage Holdings hereby assigns its rights and obligations under the Shareholder Agreement to GMICO (whereupon GMICO becomes an Applicable GNW Shareholder in respect of such Common Shares).

2.	Assumption of Shareholder Agreement. GMICO covenants and agrees to be bound by all of the terms and conditions of the Shareholder Agreement as if it was an original signatory thereto as an Applicable GNW Shareholder.

3.	Genworth Canada Consent. Genworth Canada consents and agrees to the assignment and assumption of the Shareholder Agreement to GMICO as set forth in this Agreement.

4.	Notices. GMICO acknowledges that for the purposes of Section 7.03 of the Shareholder Agreement, all notices, requests, claims, demands and other communications shall be given or made:

Genworth Mortgage Insurance Corporation
8325 Six Forks Road
Raleigh, NC 27615

Attention: Stephen Cooke, SVP & General Counsel
Phone: 800-444-5664
Fax: 800-592-4434

5.	Part of Shareholder Agreement. This Agreement shall be deemed to form a part of the Shareholder Agreement.

6.	Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario irrespective of the choice of laws principles.

7.	Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

By:	/s/ Philip Mayers
	Name:	Philip Mayers
	Title:	SVP & CFO

GENWORTH FINANCIAL, INC.

By:	/s/ Richard J. Oelhafen, Jr.
	Name:	Richard J. Oelhafen, Jr.
	Title:	Vice President

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

By:	/s/ Ward Bobitz
	Name:	Ward Bobitz
	Title:	President

GENWORTH MORTGAGE HOLDINGS, LLC

By:	/s/ A. Dean Mitchell
	Name:	Dean Mitchell
	Title:	VP Finance

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ Stephen D. Cooke
	Name:	Stephen D. Cooke
	Title:	SVP & General Counsel

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